UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report: June 24, 2014
(Date of earliest event reported)

E*TRADE FINANCIAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1271 Avenue of the Americas, 14th Floor, New York, New York 10020
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 521-4300

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 24, 2014, the Board of Directors of E*TRADE Financial Corporation (the “Company”) approved the Amended and Restated Bylaws, effective June 25, 2014.  Among the changes to the Bylaws, the Board of Directors added Section 6.05.

Section 6.05 provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) will be the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or its stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law or the Company’s Certificate of Incorporation or bylaws, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine; except as to each of (i) through (iv) above, for any claim as to which the Court of Chancery determines that there is an indispensable party not subject to its jurisdiction (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days of such determination), which is vested in the exclusive jurisdiction of a court or forum, or for which the Court of Chancery does not have subject matter jurisdiction.  If any provision of Section 6.05 is held to be illegal, invalid or unenforceable as applied to any person or entity or circumstance for any reason, then, to the fullest extent permitted by law, the remaining provisions of Section 6.05 and the application of such provision to other persons or entities and circumstances will not be affected or impaired thereby.

The foregoing is a summary of the substantive changes made to the Amended and Restated Bylaws. Please refer to the Amended and Restated Bylaws filed as Exhibit 3.1 to this Current Report on Form 8-K, and incorporated herein by reference, for the complete amendments.

Exhibit No.	Description
3.1	Amended and Restated Bylaws, effective June 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

Dated: June 30, 2014	By:	/s/ Karl A. Roessner
Name: Karl A. Roessner
Title: Corporate Secretary